Exhibit 10(ii)

                AMENDMENT AND RESTATEMENT OF

                    EMPLOYMENT AGREEMENT

          THIS AMENDMENT AND RESTATEMENT OF AGREEMENT
(the "Agreement") is made and entered into as of the 1st day of November, 1997, by and between Circus Circus Enterprises, Inc., a
Nevada corporation (the "Company") and William R. Richardson
("Executive").


                    W I T N E S S E T H:

          WHEREAS, Executive and the Company entered into an Employment Agreement (the "Agreement") dated as of June 1, 1995;

          WHEREAS, Executive and the Company deem it to be in their respective best interests to enter into an amendment and restatement of the Agreement providing for the Company's continued employment of Executive pursuant to the terms herein stated;

          NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

          1. Effective Date. This Agreement shall be effective as of the 1st day of June, 1995, which date shall be referred to herein as the "Effective Date".

          2.  Position and Duties.

               (a) The Company hereby employs Executive as its Executive Vice President - Construction commencing as of the Effective Date for the "Term of Employment" (as herein defined below). In this capacity, Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such offices and position and to such other services of a senior executive nature as may be reasonably requested by the Board of Directors (the "Board") of the Company which may include services for one or more subsidiaries or affiliates of the Company. Executive shall in his capacity as an employee and officer of the Company be responsible to and obey the reasonable and lawful directives of the Board and of any officers ("Supervising Officers") to whom he shall report.

               (b) Executive shall devote his full time and attention to such duties, except for sick leave, reasonable vacations, and excused leaves of absence as more particularly provided herein. Executive shall use his best efforts during the Term of Employment to protect, encour-age, and promote the interests of the Company.

               (c) If the Company exercises its right under Section 5(a) of this Agreement to remove Executive from the position set forth in Section 2(a) above, unless Executive elects to terminate his employment with the Company pursuant to Section 5(a), the Company shall continue to employ Executive on a reasonable basis to provide services to the Company as requested by the Chairman and Vice-
Chairman of the Company's Board of Directors with respect to matters on which Executive has worked prior to his removal from his position as an officer of the Company. In such event, Sections 2(a) and 2(b) shall cease to be of further effect as of the date of such removal.

          3.  Compensation.

               (a) Base Salary. The Company shall pay to Executive during the Term of Employment a minimum salary at the rate of six hun-dred twenty-five thousand dollars ($625,000) per calendar year and agrees that such salary shall be reviewed at least annually. Such salary shall be subject to mandatory annual increases for each year during the Term of Employment equal to 5% of the rate of such salary in effect immediately prior to each such increase, with further discretionary in-creases as determined by the Board of Directors. Such salary shall be payable in accordance with the Company's normal payroll procedures. (Executive's annual salary, as set forth above or as it may be increased from time to time as set forth herein, shall be referred to hereinafter as "Base Salary.") At no time during the Term of Employment shall Executive's Base Salary be decreased from the amount of Base Salary then in effect.

               (b)  Performance Bonus.  In addition to the
compensation otherwise payable to Executive pursuant to this Agreement, Executive shall be eligible to receive an annual bonus
("Bonus") pursuant to a performance bonus plan (the "Bonus Plan") which shall be established by the Company for its senior executive officers and which shall provide for bonus compensation to be payable based upon the financial and other performance of the Company and its senior executives. It is intended that the Bonus Plan shall conform to the requirements applicable to "qualified performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). During the Term of Employment, Executive's targeted annual bonus under the Bonus Plan shall not be less than 100% of Executive's then current Base Salary.

          4.  Benefits.  During the Term of Employment:

               (a) Executive shall be eligible to participate in any life, health and long-term disability insurance programs, pension and retirement programs, stock option and other incentive compensation programs, and other fringe benefit programs made available to senior executive employees of the Company from time to time, and Executive shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company's Board of Directors.

               (b) Executive shall be allowed vacations and leaves of absence with pay on the same basis as other senior executive employees of the Company.

               (c) The Company shall reimburse Executive for reasonable business expenses incurred in performing Executive's duties and promoting the business of the Company, including, but not limited to, reasonable entertainment expenses, travel and lodging expenses, fol-lowing presentation of documentation in accordance with the Company's business expense reimbursement policies.

               (d) Executive shall be added as an additional named insured under all liability insurance policies now in force or hereafter obtained covering any officer or director of the Company in his or her capacity as an officer or director. Company shall indemnify Executive in his capacity as an officer or director and hold him harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by him on behalf of or in the course of performing services for the Company (to the maximum extent provided by the Company's Bylaws and applicable law).

          5. Term; Termination of Employment. As used herein, the phrase "Term of Employment" shall mean the period commencing on the Effective Date and ending three (3) years from the Effective Date, provided that as of the expiration date of each of (i) the initial three (3) year Term of Employment and (ii) if applicable, any Renewal Period (as defined below), the Term of Employment shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or Executive provides six (6) months' notice to the contrary. Notwithstanding the foregoing, the Term of Employment shall expire on the first to occur of the following:

               (a)  Termination by the Company Without Cause or
By Executive With Good Reason. Notwithstanding anything to the con-trary in this Agreement, whether express or implied, the Company may, at any time, remove Executive from the position specified in Section 2(a) for any reason or no reason, without terminating Executive's employment for Cause (as defined below) or otherwise, by giving Executive at least 60 days' prior written notice of the effective date of such removal (the "Removal Date"). In the event Executive is removed from such position, Executive may elect during such 60 day period to continue his employment with the Company, as specified in Section 2(c), or may elect to terminate his employment for Good Reason (as defined below).

     If Executive elects to continue his employment with the Company, Executive shall be entitled to receive (x) his Base Salary as he would have received such amounts during the period commencing on the Removal Date and ending on the later of (i) the expiration of the Term of Employment, as defined above and without regard to the continuation of Executive's employment under this paragraph, or (ii) the first anniversary of the Removal Date (the "Employment Continuation Period"); (y) if it has not previously been paid to Executive, any Bonus to which Executive had become entitled under the Bonus Plan prior to the Removal Date; and (z) annual Bonuses during the Employment Continuation Period in an amount equal to the product of Executive's Base Salary on the Removal Date and the minimum targeted bonus percentage specified in Section 3(b), payable in the ordinary course and prorated, as applicable, for any partial fiscal year of the Bonus Plan ending on the final day of the Employment Continuation Period. In addition, all of Executive's stock options with respect to the Company's stock shall become immediately and fully exercisable and shall continue to be exercisable pursuant to their terms and the terms of applicable stock option plan. During the Employment Continuation Period, Executive shall continue to be covered under all employee benefit plans and policies of the Company in which Executive was a participant as of the Removal Date, at the same coverage level and on the same terms and conditions which applied immediately prior to the Removal Date.

     If Executive elects to terminate his employment with the Company for Good Reason, because of his removal from his position under Section
2(a) or otherwise, Executive shall have no duties under Section 2 and Executive shall be entitled to receive (x) his Base Salary as he would have received such amounts during the period commencing on the date of the termination of Executive's employment (the "Termination Date") and ending on the later of (i) the expiration of the Term of Employment, as defined above, or (ii) the first anniversary of the effective date of such termination (the "Salary Continuation Period"); (y) if it has not previously been paid to Executive, any Bonus to which Executive had become entitled under the Bonus Plan prior to the Termination Date; and (z) annual Bonuses during the Salary Continuation Period in an amount equal to the product of Executive's Base Salary on the Termination Date and the minimum targeted bonus percentage specified in Section 3(b), payable in the ordinary course and prorated, as applicable, for any partial fiscal year of the Bonus Plan ending on the final day of the Salary Continuation Period. In addition, all of Executive's stock options with respect to the Company's stock shall become immediately and fully exercisable and shall continue to be exercisable pursuant to their terms and the terms of applicable stock option plan. During the Salary Continuation Period, Executive and his spouse and dependents shall be entitled to continue to be covered by all group medical, health and acci-dent insurance or other such health care arrangements in which Executive was a participant as of the Termination Date, at the same coverage level and on the same terms and conditions which applied immediately prior to the Termination Date, until Executive obtains alternative comparable coverage under another group plan, which coverage does not contain any pre-existing condition exclusions or limitations; provided, however, that if, as the result of Executive's termination employment, Executive and/or his otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one or more of the Company's benefit plans, the Company shall continue to provide Executive and his eligible dependents or beneficiaries, through other means, with benefits at a level at least equivalent to the level of benefits for which Executive and his dependents and beneficiaries were eligible under such plans immediately prior to the Termination Date. At the termination of the benefits coverage under the preceding sentence, Executive and his spouse and dependents shall be entitled to continuation coverage pursuant to Section 4980B of the Internal Revenue
Code of 1986, as amended, Sections 601-608 of the Employee
Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, as if Executive had terminated employment with the Company on the date such benefits coverage terminates. Notwithstanding any other provision of this Agreement to the contrary, Executive shall not be entitled to participate in any pension benefit, welfare benefit or other employee benefit or compensation plan, policy or arrangement of the Company during the Salary Continuation Period, except as provided in this paragraph.

     For purposes of this Agreement, "Good Reason" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are fully corrected within 30 days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

               i)   a material breach by the Company of any
                    material provision of this Agreement,
                    including, without limitation, the assignment to Executive of any duties inconsistent with Executive's position in the Company or an ad-verse alteration in the nature or status of Executive's responsibilities;

               ii)  the Company's requiring Executive to be
                    based anywhere other than the metropolitan area where he currently works and resides;

               iii) the occurrence of a "Change in Control" as
                    defined below; or

               iv) the Company's notifying Executive that it does not consent to any automatic one-year extension of the Term of Employment

     For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934
(the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation, provided however that a Change in Control shall not include any going private or leveraged buy-out transaction which is sponsored by Executive or in which Executive acquires an equity interest materially in excess of his equity interest in the Company immediately prior to such transaction (each of the events described in (i), (ii), (iii) or (iv) above, as provided otherwise by the preceding clause being referred to herein as a "Change in Control").

               (b) Termination for Cause. The Company shall have the right to terminate Executive's employment at any time for Cause by giving Executive written notice of the effective date of termination (which effective date may, except as otherwise provided below, be the date of such notice). If the Company terminates Executive's employment for Cause, Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination and the Company shall have no further obli-gation hereunder from and after the effective date of termination and the Company shall have all other rights and remedies available under this or any other agreement and at law or in equity.

     For purposes of this Agreement only, Cause shall mean:

               i) fraud, misappropriation, embezzlement, or other act of material misconduct against the Company or any of its affiliates;

               ii) substantial and willful failure to perform specific and lawful directives of the Board or any Supervising Officer, as reasonably deter-mined by the Board;

               iii) willful and knowing violation of any rules or
                    regulations of any governmental or regulatory body, which is materially injurious to the financial condition of the Company;

               iv)  conviction of or plea of guilty or nolo
                    contendere to a felony;

               v) Executive's loss of any personal gaming or related regulatory approval or license required to perform his duties under this Agreement; or

               vi) a final determination by a court of competent jurisdiction that Executive breached the Standstill Agreement of even date herewith by and among Circus Circus Enterprises, Inc., a Nevada corporation, Michael S. Ensign,
                    William R. Richardson, David R. Belding, Peter
                    A. Simon II, and Glenn W. Schaeffer;

provided, however, that with regard to subparagraph ii) above, Executive may not be terminated for Cause unless and until the Board has given him reasonable written notice of its intended actions and specifically de-scribing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach; and provided, further, that for purposes of determining whether any such Cause is present, no act or failure to act by Executive shall be considered "willful" if done or omitted to be done by Executive in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law.

               (c) Termination on Account of Death. In the event of Executive's death while in the employ of the Company, his employment hereunder shall terminate on the date of his death and Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination. In addition, any other benefits payable on behalf of Executive shall be determined under the Company's insurance and other compensation and benefit plans and programs then in effect in accordance with the terms of such programs.

               (d) Voluntary Termination by Executive. In the event that Executive's employment with the Company is voluntarily terminated by Executive other than for Good Reason, Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination, and the Company shall have no further obligation hereunder from and after the effective date of termination and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity. Executive shall give the Company at least 30 days' advance written notice of his intention to terminate his employment hereunder.

               (e) Termination on Account of Disability. To the extent not prohibited by The Americans With Disabilities Act of 1990 or Chapter G13 of the Nevada Revised Statutes, if, as a result of Executive's incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to the Company and Executive), Executive shall have been absent from the full-time performance of his duties with the Company for 120 consecutive days during any twelve
(12) month period or if a physician acceptable to the Company advises the Company that it is likely that Executive will be unable to return to the full-time performance of his duties for 120 consecutive days during the succeeding twelve (12) month period, his employment may be termi-nated for "Disability." During any period that Executive fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, he shall continue to receive his Base Salary, Bonus and other benefits provided hereunder, together with all compen-sation payable to him under the Company's disability plan or program or other similar plan during such period, until Executive's employment hereunder is terminated pursuant to this Section 5(e). Thereafter, Executive's benefits shall be determined under the Company's retire-ment, insurance, and other compensation and benefit plans and programs then in effect, in accordance with the terms of such programs.

          6.  Confidential Information, Non-Solicitation and Non-
Competition.

               (a)  During the Term of Employment and for three
(3) years thereafter, Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Informa-tion regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by Executive in the course of his em-ployment by the Company, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information, and client and customer lists and all papers, resumes, records (including computer records) and the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of his employment for any reason whatsoever, Executive shall promptly deliver to the Company all documents, computer tapes and disks (and all copies thereof) containing any Confidential Information.

               (b) During the period that Executive is receiving payments under this Agreement (which Executive may elect to terminate at any time), Executive shall not, directly or indirectly in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, shareholder, employee, member of any association or otherwise) engage in, work for, consult, provide advice or assistance or otherwise participate in any activity which is competitive with the business of the Company in any geographic area in which the Company is now or shall then be doing business. Executive further agrees that during such period he will not assist or encourage any other person in carrying out any activity that would be prohibited by the foregoing provisions of this
Section 6 if such activity were carried out by Executive and, in particular, Executive agrees that he will not induce any employee of the Company to carry out any such activity; provided, however, that the "beneficial ownership" by Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Exchange Act, of not more than five percent (5%) of the voting stock of any publicly held corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

               (c)  During the Term of Employment and for three
(3) years thereafter, Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any competitor of the Company.

               (d) Executive recognizes that he will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Company. Executive recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and will be acquired by him because of his business position with the Company. Executive agrees that, during the Term of Employment, and for a period of three (3) years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company to any other per-son.

               (e) If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

          7. No Offset - No Mitigation. Executive shall not be re-quired to mitigate damages under this Agreement by seeking other comparable employment. The amount of any payment or benefit pro-vided for in this Agreement, including welfare benefits, shall not be re-duced by any compensation or benefits earned by or provided to him as the result of employment by another employer, except as provided otherwise in Section 5(a) with respect to health and insurance benefits provided during the Salary Continuation Period.

          8. Designated Beneficiary. In the event of the death of Executive while in the employ of the Company, or at any time thereafter during which amounts remain payable to Executive under Section 5, such payments (other than the right to continuation of welfare benefits) shall thereafter be made to such person or persons as Executive may specifically designate (successively or contingently) to receive payments under this Agreement following Executive's death by filing a written beneficiary designation with the Company during Executive's lifetime. Such beneficiary designation shall be in such form as may be prescribed by the Company and may be amended from time to time or may be revoked by Executive pursuant to written instruments filed with the Company during his lifetime. Beneficiaries designated by Executive may be any natural or legal person or persons, including a fiduciary, such as a trustee or a trust or the legal representative of an estate. Unless otherwise provided by the beneficiary designation filed by Executive, if all of the persons so designated die before Executive on the occurrence of a contingency not contemplated in such beneficiary designation, then the amounts payable under this Agreement shall be paid to Executive's estate.

          9. Taxes. All payments to be made to Executive under this Agreement will be subject to any applicable withholding of federal, state and local income and employment taxes.

          10. Miscellaneous. This Agreement shall also be subject to the following miscellaneous considerations:

               (a) Executive and the Company each represent and warrant to the other that he or it has the authorization, power and right to deliver, execute, and fully perform his or its obligations under this Agreement in accordance with its terms.

               (b) This Agreement contains a complete statement of all the arrangements between the parties with respect to Executive's employment by the Company, this Agreement supersedes all prior and existing negotiations and agreements between the parties concerning Executive's employment, and this Agreement can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

               (c) If any provision of this Agreement or any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

               (d)  This Agreement shall be governed by and
construed in accordance with the internal laws of the State of Nevada, except to the extent governed by federal law.

               (e) The Company may assign this Agreement to any direct or indirect subsidiary or parent of the Company or joint venture in which the Company has an interest, or any successor (whether by merger, consolidation, purchase or otherwise) to all or substantially all of the stock, assets or business of the Company and this Agreement shall be binding upon and inure to the benefit of such successors and assigns. Except as expressly provided herein, Executive may not sell, transfer, as-sign, or pledge any of his rights or interests pursuant to this Agreement.

               (f) Any rights of Executive hereunder shall be in addition to any rights Executive may otherwise have under benefit plans, agreements, or arrangements of the Company to which he is a party or in which he is a participant, including, but not limited to, any Company-sponsored employee benefit plans. Provisions of this Agreement shall not in any way abrogate Executive's rights under such other plans, agreements, or arrangements.

               (g) For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the named Executive at the address set forth below under his signature; provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

               (h) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

               (i) Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

               (j) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          11. Resolution of Disputes. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Las Vegas, Nevada in accordance with the rules of the American Arbitration Association then in effect. The Company and Executive hereby agree that the arbitrator will not have the authority to award punitive damages, damages for emotional distress or any other damages that are not contractual in nature. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 6, and Execu-tive consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond except to the extent otherwise required by applicable law. The expense of such arbitration shall be borne by the Company.

          12. Attorneys' Fees. Should either party hereto or their successors retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof, including, but not limited to, by instituting any action or proceeding in arbitration or a court to enforce any provision hereof or to enjoin a breach of any provision of this Agreement, or for a declaration of such party's rights or obligations under the Agreement, or for any other remedy, whether in arbitration or in a court of law, then the successful party shall be entitled to be reimbursed by the other party for all costs and expenses incurred thereby, including, but not limited to, reasonable fees and expenses of attorneys and expert witnesses, including costs of appeal. If such successful party shall recover judgment in any such action or proceeding, such costs, expenses and fees may be included in and as part of such judgment. The successful party shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. If no costs are awarded, the successful party shall be determined by the arbitrator or court, as the case may be.


          IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Restatement of Agreement as of the day and year first above written.



     EXECUTIVE                             COMPANY

     WILLIAM R. RICHARDSON                 CIRCUS CIRCUS ENTERPRISES, INC.



     By:  WILLIAM R. RICHARDSON            By:  CLYDE TURNER

     Title:  Executive Vice President    Title: Chairman of the Board and
              Construction                       Chief Executive Officer



     Address: